UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53125	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

iBioPharma, Inc.
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 10, 2009, we changed our name from iBioPharma, Inc. to iBio, Inc.  The name change was effected through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware by merging a wholly-owned subsidiary (formed solely for the purpose of implementing the name change) into us. We are the surviving corporation and have amended our Certificate of Incorporation to change our name to iBio, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on August 10, 2009.  Stockholder approval of the merger was not required, and our outstanding shares of common stock will not be affected by the change in name. Our board of directors also amended our amended and restated bylaws, board committee charters and code of business ethics to reflect our new name.  Copies of the Certificate of Ownership and Merger and our First Amended and Restated Bylaws are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.          Description

3.1                     Certificate of Ownership and Merger

3.2                     First Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2009	iBio, Inc.

By: /s/ Robert Erwin
Robert Erwin
President